                                                                    EXHIBIT 10.4

                       FIRST INDUSTRIAL REALTY TRUST, INC.
                        [1997/2001] STOCK INCENTIVE PLAN

                    FORM OF RESTRICTED STOCK AWARD AGREEMENT

      AGREEMENT, made and entered into as of ________, 200_ by and between First Industrial Realty Trust, Inc. (the "Company") and <<FirstName>>
<<LastName>> (the "Grantee"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Company's [1997/2001] Stock Incentive Plan (the "Plan").

      WHEREAS, the Committee, pursuant to the Plan, desires to make a Restricted Stock Award to Grantee.

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the Company and the Grantee agree as follows:

      (a) Grant. Pursuant to the provisions of the Plan, the terms of which are incorporated herein by reference, the Company hereby grants to the Grantee an interest (the "Award") in ________ shares of common stock, par value $.01 per share, of the Company (the "Award Shares"). The Award is granted as of _________, 200_ (the "Date of Grant") and such grant is subject to the terms and conditions contained herein, and the terms and conditions of the Plan.

      (b) Vesting. The Award shall vest, and the Grantee shall be deemed to have acquired complete ownership and control over the Award Shares, under the following circumstances:

            (i)   so long as the Grantee is employed with the Company:

                  (A) one-third of the Award Shares shall vest on January 1, 200_;

                  (B) an additional one-third of the Award Shares shall vest on January 1, 200_;

                  (C) the remaining one-third of the Award Shares shall vest on January 1, 200_;

            (ii) in the event of a Change in Control of the Company, as defined under the Plan;

            (iii) on the January 1 of the year following the year in which the
                  Grantee voluntarily terminates service with the Company, as long as the total funds from operations (FFO) or FFO per share of the Company for such year of termination equals or exceeds __% of the FFO or FFO per share for the calendar year immediately preceding the Date of Grant calendar year;

            (iv) in the event of the involuntary termination of the service of the Grantee for any reason, including, but not limited to, for Cause, as defined under the Plan; or

            (v)   the Committee so directs.

      (c) Share Delivery. Upon vesting, a share certificate shall be delivered to the Grantee; provided, however, that the Company shall not be obligated to issue any Award Shares hereunder until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Grantee shall execute a stock power granting the Company the right to transfer Award Shares in the event the Grantee does not vest in the Award.

      (d) Rights of Stockholder. The Grantee shall, by virtue of the Award, be entitled to receive dividends and vote the Award Shares. The grant of the Award shall not confer on the Grantee any right with respect to continuance of service with the Company nor shall such grant interfere in any way with the right of the Company to terminate the Grantee's service at any time.

      (e) Recapitalizations, Dividends and Adjustments. In the event of any recapitalization, reclassification, split-up or consolidation of shares of Stock, separation (including a spin-off), dividend on shares Stock payable in capital stock or other similar change in capitalization of the Company, merger or consolidation of the Company, sale by the Company of all or a portion of its assets or other similar event, the Committee shall make such appropriate adjustments in the number and kind of securities, cash or other property which may be issued pursuant to the Award as is necessary to maintain the proportionate interest of the Grantee and preserve the value of the Award.

      (f) Nontransferability. The Award shall not be transferable by the Grantee except by will or the laws of descent and distribution.

      (g) Withholding. The Grantee agrees to make appropriate arrangements, consistent with the provisions of Section 10 of the Plan, with the Company for satisfaction of any applicable tax withholding requirements, or similar requirements, arising out of this Agreement.

      (h) References. References herein to rights and obligations of the Grantee shall apply, where appropriate, to the Grantee's legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.

      (i) Notice. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

      If to the Company:      First Industrial Realty Trust, Inc.
                              311 S. Wacker Drive, Suite 4000
                              Chicago, Illinois 60606
                              Attn:  Chief Financial Officer

      If to the Grantee:      <<FirstName>> <<LastName>>
                              <<Address>>
                              <<City>>, <<State>>  <<Zip>>

      (j) Counterparts. This Agreement may be executed in counterparts, each of which shall constitute one and the same instrument.

      (k) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the principles of conflict of laws, except to the extent such law is preempted by federal law.

      IN WITNESS WHEREOF, the undersigned has executed this Agreement as of ________, 200_.

                                           FIRST INDUSTRIAL REALTY TRUST, INC.

                                           By: _________________________________

      I hereby acknowledge that I have received a copy of the Plan and am familiar with the terms and conditions set forth therein. I agree to accept as binding, conclusive, and final all decisions and interpretations of the Committee. As a condition to the receipt of the Award, I hereby authorize the Company to withhold from any regular cash compensation payable to me by the Company any taxes required to be withheld under any federal, state or local law as a result of this Award.

                                           GRANTEE

                                           _____________________________________
                                           <<FirstName>><<LastName>>

                                           Date: _______________________________

                                       3